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                                   Exhibit 21

            List of Subsidiaries of Reliance Acceptance Group, Inc.

Reliance Acceptance Corporation* (2)

          Reliance Acceptance Corp. of Arizona (2)   Reliance Acceptance Corp. of Nevada (2)
          Reliance Acceptance Corp. of Colorado (2)  Reliance Acceptance Corp. of New Mexico (2)
          Reliance Acceptance Corp. of Florida (2)   Reliance Acceptance Corp. of North Carolina (2)
          Reliance Acceptance Corp. of Georgia (2)   Reliance Acceptance Corp. of Ohio (3)
          Reliance Acceptance Corp. of Illinois (2)  Reliance Acceptance Corp. of Oregon (2)
          Reliance Acceptance Corp. of Indiana (2)   Reliance Acceptance Corp. of South Carolina (2)
          Reliance Acceptance Corp. of Iowa (2)      Reliance Acceptance Corp. of Tennessee (2)
          Reliance Acceptance Corp. of Kentucky (2)  Reliance Acceptance Corp. of Texas (4)
          Reliance Acceptance Corp. of Minnesota(2)  Reliance Acceptance Corp. of Utah (2)
          Reliance Acceptance Corp. of Missouri (2)  Reliance Acceptance Corp. of Washington (2)
          Reliance Acceptance Corp. of Michigan(2)   Reliance Auto Receivable Corporation (2)

*    Indicates direct wholly-owned subsidiary of Reliance Acceptance Group, Inc.


(2)  State of Incorporation = Delaware
(3)  State of Incorporation = Ohio
(4)  State of Incorporation = Texas

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